UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2024

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 26, 2024, Unicoin Inc. (the “Company”) entered into an Asset Swap Agreement (the “Asset Swap Agreement”) dated June 26, 2024, by and between the Company and Victor Raul Montenegro Criado, an individual citizen of Peru, and Villa Paradiso S.A.C., a company established under the laws of Peru (together, the “Seller”) pursuant to which Seller shall acquire rights to obtain 61,795,216 rights to receive unicoin security tokens from the Company (the “Unicoins”) in exchange for the disposition of 100% of the ownership interest in Buona Vista – Casas Club & Resort S.A.C., a Peruvian entity that owns certain real estate assets described in the Asset Swap Agreement (the “Real Estate Assets”) of the Seller to the Company (the “Transaction”). Consideration is payable in three tranches, based upon construction milestones with respect to the Real Estate Assets.

The Asset Swap Agreement contains certain closing preconditions, including escrow provisions, representations, warranties and covenants that are customary for asset swap agreements. The foregoing description of the Asset Swap Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Swap Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Asset Swap Agreement dated June 26, 2024 by and between Unicoin Inc. and Victor Raul Montenegro Criado and Villa Paradiso S.A.C.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.,

By:	/s/ Richard Devlin
Name:	Richard Devlin
Title:	Senior Vice President and General Counsel

Dated: July 2, 2024

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